Exhibit 23.2

Consent of Independent Certified Public Accountants

To the Board of Directors
Pro-Dex, Inc.

We hereby consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated September 12, 2002, which appears in the Annual Report on Form 10-KSB of Pro-Dex, Inc. for the fiscal years ended June 30, 2002.

McGLADREY & PULLEN, LLP
Certified Public Accountants

/S/ McGLADREY & PULLEN, LLP

Anaheim, California
July 14, 2003